Exhibit 99.2
THE FIRST NATIONAL BANK OF CENTERVILLE
Centerville, Tennessee
Consolidated Financial Statements
December 31, 2006
(With Independent Auditor’s Report Thereon)

INDEPENDENT AUDITOR’S REPORT
The Board of Directors
The First National Bank of Centerville
Centerville, Tennessee
We have audited the accompanying consolidated balance sheet of The First National Bank of Centerville as of December 31, 2006, and the related consolidated statement of earnings, comprehensive earnings, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The First National Bank of Centerville as of December 31, 2006, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Maggart & Associates, P.C.
Nashville, Tennessee
January 5, 2007

THE FIRST NATIONAL BANK OF CENTERVILLE
Consolidated Balance Sheet
December 31, 2006

In Thousands
ASSETS
Loans, less allowance for possible loan losses of $813,000	$41,996
Securities available-for-sale, at market (amortized cost of $54,225,000)	53,779
Federal funds sold	3,835
Restricted equity securities	30

Total earning assets	99,640

Cash and due from banks	2,092
Bank premises and equipment	861
Accrued interest receivable	899
Deferred income taxes	205
Other real estate	131
Other assets	100

Total assets	$103,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$13,653
Negotiable order of withdrawal	16,947
Money market accounts	3,584
Savings	13,003
Certificates of deposit, including single deposits over $100,000 of $8,870,000	40,979

Total deposits	88,166

Income taxes payable	208
Accrued interest and other liabilities	483

Total liabilities	88,857

Stockholders’ equity:
Common stock, par value $10.00 per share, authorized and issued 50,000 shares	500
Additional paid-in capital	500
Net unrealized losses on securities available-for-sale, net of income taxes of $171	(275)
Retained earnings	14,346

Total stockholders’ equity	15,071

COMMITMENTS AND CONTINGENCIES

Total liabilities and stockholders’ equity	$103,928

See accompanying notes to consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Consolidated Statement of Earnings
Year Ended December 31, 2006

In Thousands
(except per
share data)
Interest income:
Interest and fees on loans	$4,062
Interest on Federal funds sold	250
Interest and dividends on securities available-for-sale:
Taxable securities	2,172
Exempt from Federal income taxes	4

Total interest income	6,488

Interest expense:
Negotiable order of withdrawal accounts	175
Interest on money market accounts	33
Interest on savings deposits	134
Interest on certificates of deposit	1,562

Total interest expense	1,904

Net interest income	4,584

Provision for possible loan losses	45

Net interest income after provision for possible loan losses	4,539

Non-interest income:
Other fees and commissions	481

Total non-interest income	481

Non-interest expenses:
Salaries	1,590
Employee benefits	487
Occupancy expenses, net	242
Furniture and equipment expenses	224
Other operating expenses, net	1,176

Total non-interest expenses	3,719

Earnings before income taxes	1,301

Income taxes	484

Net earnings	$817

Basic earnings per common share	$16.34

Weight average common shares outstanding	$50,000

See accompanying notes to consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Consolidated Statement of Comprehensive Earnings (Loss)
Year Ended December 31, 2006

In Thousands
Net earnings	$817

Other comprehensive earnings, net of tax:
Net unrealized gains on available-for-sale securities arising during year, net of income taxes of $149,000	241

Other comprehensive earnings	241

Comprehensive earnings	$1,058

See accompanying notes to consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Consolidated Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2006

In Thousands
Common stock — no change during the year	$500

Surplus — no change during the year	500

Net unrealized loss on available-for-sale securities:
Balance — beginning of year	(516)
Net change in unrealized loss during the year, net of income taxes of $149,000	241

Balance — end of year	(275)

Retained earnings:
Balance — beginning of year	13,929
Net earnings for the year	817
Cash dividends ($8 per share)	(400)

Balance — end of year	14,346

Total stockholders’ equity	$15,071

See accompanying notes to consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Consolidated Statement of Cash Flows
Year Ended December 31, 2006
Increase (Decrease) in Cash and Cash Equivalents

In Thousands
Cash flows from operating activities:
Interest received	$6,461
Fees and commissions received	481
Interest paid	(1,767)
Cash paid to suppliers and employees	(3,522)
Income taxes paid	(274)

Net cash provided by operating activities	1,379

Cash flows from investing activities:
Proceeds from sale of foreclosed assets	34
Purchase of available-for-sale securities	(20,495)
Proceeds from maturities and calls of available-for-sale securities	10,265
Repayment of loans, net of loans made to customers	3,917
Purchase of premises and equipment	(80)

Net cash used in investing activities	(6,359)

Cash flows from financing activities:
Net increase in non-interest bearing demand deposits, savings, money market and NOW deposit accounts	4,370
Net increase in time deposits	2,184
Dividends paid	(400)

Net cash provided by financing activities	6,154

Net increase in cash and cash equivalents	1,174
Cash and cash equivalents at beginning of year	4,753

Cash and cash equivalents at end of year	$5,927

See accompanying notes to consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Consolidated Statement of Cash Flows, Continued
Year Ended December 31, 2006
Increase (Decrease) in Cash and Cash Equivalents

In Thousands
Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$817
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	152
Net amortization of securities	186
Provision for possible loan losses	45
Increase in interest receivable	(213)
Decrease in refundable income taxes	10
Increase in interest payable	137
Increase in income taxes payable	200
Increase in other assets and liabilities, net	45

Total adjustments	562

Net cash provided by operating activities	$1,379

Supplemental Schedule of Noncash Activities:
Change in unrealized loss on securities available-for-sale, net of income taxes of $149,000	$241

Other real estate acquired in settlement of loan	$131

See accompanying notes to consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements
December 31, 2006
(1)	Summary of Significant Accounting Policies

The accounting and reporting policies of The First National Bank of Centerville (the “Bank”) and its wholly-owned subsidiary, FNB Centerville Services, Inc., are in conformity with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. The following is a brief summary of the more significant policies used in preparing the financial statements.
(a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, FNB Centerville Services, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.
(b)	Nature of Operations

The First National Bank of Centerville operates under a National Bank Charter and provides full banking services. As a National Bank, the Bank is subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The area served by The First National Bank of Centerville is Hickman and surrounding counties of Middle Tennessee. Services are provided at the main office and one branch.
(c)	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to determination of the allowance for possible loan losses, and the valuation of debt and equity securities and the related deferred taxes.
(d)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods. The Bank maintains deposits in excess of the Federal insurance amounts with other financial institutions. Management makes deposits only with financial institutions it considers to be financially sound.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(e)	Loans

Loans are stated at the principal amount outstanding. Unearned discount, deferred loan fees net of loan acquisition costs, and the allowance for possible loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan-related costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield over the contractual life of the loan. Unearned discount represents the unamortized amount of finance charges, principally related to certain installment loans. Interest income on most loans is accrued based on the principal amount outstanding.

The Bank follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, “Accounting by Creditors for Impairment of a Loan” and SFAS No. 118, “Accounting by Creditors for Impairment of a Loan — Income Recognition and Disclosures.” These pronouncements apply to impaired loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including residential mortgage and installment loans.

A loan is impaired when it is probable that the Bank will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Bank shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for possible loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for possible loan losses.

The Bank’s installment loans are divided into various groups of smaller-balance homogeneous loans that are collectively evaluated for impairment and, thus, are not subject to the provisions of SFAS Nos. 114 and 118. Substantially all other loans of the Bank are evaluated for impairment under the provisions of SFAS Nos. 114 and 118. The Bank considers all nonaccrual loans subject SFAS 114 and 118 evaluation to be impaired.

Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower’s financial condition, collateral liquidation value, and other factors that affect the borrower’s ability to pay.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(e)	Loans, Continued

Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such cash received is applied as a reduction of principal. A nonaccrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.

Loans not on nonaccrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that the Bank will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet the Bank’s criteria for nonaccrual status.

Generally, the Bank also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.

The Bank’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.
(f)	Allowance for Possible Loan Losses

The provision for possible loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for possible loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit. The level of the allowance is determined on a quarterly basis using procedures which include: (1) categorizing commercial and commercial real estate loans into risk categories to estimate loss probabilities based primarily on the historical loss experience of those risk categories and current economic conditions; (2) analyzing significant commercial and commercial real estate credits and calculating specific reserves as necessary; (3) assessing various homogeneous consumer loan categories to estimate loss probabilities based primarily on historical loss experience; (4) reviewing unfunded commitments; and (5) considering various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(f)	Allowance for Possible Loan Losses, Continued

The allowance for possible loan losses consists of an allocated portion and an unallocated, or general portion. The allocated portion is maintained to cover estimated losses applicable to specific segments of the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance due to risk of errors or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

The allowance for possible loan losses is increased by provisions for possible loan losses charged to expense and is reduced (increased) by loans charged off net of recoveries on loans previously charged off. The provision is based on Management’s determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision.
(g)	Securities

Securities are to be classified in three categories and accounted for as follows:
•	Securities Held-to-Maturity

Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Amortization of premiums and accretion of discounts are recognized by the interest method.
•	Trading Securities

Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(g)	Securities, Continued
•	Securities Available-For-Sale

Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at estimated fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders’ equity. Gains or losses from the sale of available-for-sale securities are recognized based upon the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.
No securities have been classified as securities held-to-maturity or trading securities.
(h)	Bank Premises and Equipment

Bank premises and equipment is stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Gain or loss on items retired and otherwise disposed of is credited or charged to operations and cost and related accumulated depreciation are removed from the asset and accumulated depreciation costs.

Expenditures for major renewals and betterments of bank premises and equipment are capitalized and those for maintenance and repairs are charged to earnings as incurred.
(i)	Long-Lived Assets

Long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Bank has determined that no impairment loss need be recognized for its long-lived assets.
(j)	Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(j)	Income Taxes, Continued

The Bank and its wholly-owned subsidiary file consolidated income tax returns. Each corporation provides for income taxes on a separate return basis.
(k)	Advertising Costs

Advertising costs are expensed when incurred.
(l)	Off-Balance-Sheet Financial Instruments

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.
(m)	Other Real Estate

Other real estate acquired in settlement of loans is initially recorded at the lower of cost or estimated fair value, less estimated cost to sell. Based on periodic evaluations by management, the carrying values are reduced by a direct charge to earnings when they exceed net realizable value. Costs relating to the development and improvement of the property may be capitalized, while holding costs of the property are charged to expense in the period incurred.
(n)	Impact of New Accounting Standards

On June 1, 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections”, a replacement of Accounting Principles Board Opinion No. 20, “Accounting Changes” and Financial Accounting Standards Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. In the absence of specific transition requirements to the contrary in the adoption of an accounting principle, SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable for comparability and consistency of financial information between periods. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning in 2006.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(n)	Impact of New Accounting Standards, Continued

On June 30, 2005, the FASB issued an exposure draft “Business Combinations — a replacement of SFAS No. 141”. The proposed Statement would require the acquirer to measure the fair value of the acquiree, as a whole, as of the acquisition date as opposed to the definitive agreement date. The proposal also requires that contingent consideration be estimated and recorded at the acquisition which is in conflict with SFAS No. 5. SFAS No. 5 would be amended for this exception. Acquisition related costs incurred in connection with the business combination would generally be expensed.

This proposed Statement would require the acquirer in a business combination in which the acquisition-date fair value of the acquirer’s interest in the acquiree exceeds the fair value of the consideration transferred for that interest (referred to as a bargain purchase) to account for that excess by first reducing the goodwill related to that business combination to zero, and then by recognizing any excess in income. Statement 141 requires that excess to be allocated as a pro rata reduction of the amounts that would have been assigned to particular assets acquired. The proposed Statement is expected to be effective for acquisitions after January 1, 2007.

In November, 2005, the FASB issued FASB Staff Position Statement of Financial Accounting Standards 115-1 and 124-1 (“FSP 115-1”) which codified existing guidance addressing the determination as to when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends SFAS Statements No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and No. 124, “Accounting for Certain Investments Held by Not-For-Profit Organizations” and APB Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”. The FSP is effective for 2006. The Bank has considered this FSP in its testing for other-than-temporary impairment.

On July 13, 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement No. 109. The interpretation requires that only benefits from tax positions that are more-likely-than-not of being sustained upon examination by the IRS should be recognized in the financial statements. These benefits would be recorded at amounts considered to be the maximum amounts more-likely-than-not of being sustained. At the time these positions become “more likely than not” to be disallowed under audit, their recognition would be reversed. The Bank has reviewed the potential impact of this Interpretation, and has determined that it should not have any material impact on the consolidated financial statements.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(1)	Summary of Significant Accounting Policies, Continued
(n)	Impact of New Accounting Standards, Continued

In September, 2006, the FASB issued SFAS No. 157 on fair value measurement. The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. It clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, the standard establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. Management is currently reviewing the potential impact of this statement.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(2)	Loans and Allowance for Possible Loan Losses
The detail of loans is as follows:

In Thousands
Commercial	$529
Installment	7,074
Mortgage	35,206

Total loans	42,809
Less allowance for possible loan losses	(813)

$41,996

In the normal course of business, the Bank has made loans at prevailing interest rates to officers, directors and employees. At December 31, 2006 the loans to its officers, directors and employees and their affiliates aggregated approximately $1,104,000. Included in this balance is an amount totaling approximately $378,000 for loans to officers and directors which exceed $60,000 in the aggregate. An analysis of activity during 2006 for those loans exceeding $60,000 in the aggregate is as follows:

Balance — beginning of year	$363,000
New loans	121,000
Repayments	(106,000)

Balance — end of year	$378,000

The principal maturities on loans at December 31, 2006 are as follows:

	In Thousands
	Commercial	Installment	Mortgage	Total
3 months or less	$227	1,415	13,573	15,215
3 to 12 months	199	1,322	11,411	12,932
1 to 5 years	103	3,602	1,410	5,115
Over 5 years	—	735	8,812	9,547

	$529	7,074	35,206	42,809

Variable rate and fixed rate loans total $23,895,000 and $18,914,000, respectively, at December 31, 2006.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(2)	Loans and Allowance for Possible Loan Losses, Continued

The Bank’s principal customers are basically in the Middle Tennessee area with a concentration in Hickman County, Tennessee. Credit is extended to businesses and individuals and is evidenced by promissory notes. The terms and conditions of the loans including collateral varies depending upon the purpose of the credit and the borrowers’ financial condition.

Transactions in the allowance for possible loan losses of the Bank for the year ended December 31, 2006 are summarized as follows:

In Thousands
Balance — beginning of year	$862
Provision for possible loan losses	45

907

Loans charged off	157
Recoveries on losses	63

Net loans charged off	94

Balance — end of year	$813

At December 31, 2006 loans which had been placed on non-accrual status totaled $386,000. Had interest been accrued on these loans, interest income would have been increased by approximately $10,000.

Impaired loans and related loan loss reserve amounts at December 31, 2006 were as follows:

In Thousands
Recorded investment	$277
Loan loss reserve	$68
The average recorded investment in impaired loans for the year ended December 31, 2006 was $460,000. No significant interest income was recognized on impaired loans for the year ended December 31, 2006.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(3)	Securities

Securities have been classified in the balance sheet according to management’s intent. The amortized cost and the estimated market value of securities at December 31, 2006 is as follows:

	Securities Available-For-Sale
	In Thousands
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value
Securities of U.S. Treasury and other U.S. government agencies and corporations	$23,169	94	420	22,843
Obligations of state and political subdivisions	55	—	—	55
Corporate and other securities	2	—	—	2
Mortgage backed securities	30,999	220	340	30,879

	$54,225	314	760	53,779

Included in the securities above at December 31, 2006 are $55,000 (amortized cost of $55,000) in obligations of political subdivisions located within the State of Tennessee. Also, included in the securities above at December 31, 2006 are $1,027,000 (amortized cost of $1,010,000) in mortgage backed securities issued by the Government National Mortgage Association (GNMA). In addition, included in the securities above at December 31, 2006 are $26,140,000 (amortized cost of $26,268,000) in mortgage backed securities issued by the Federal National Mortgage Association (FNMA). Management purchases securities it considers to be financially sound.
The amortized cost and estimated market value of debt securities at December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	In Thousands
		Estimated
	Amortized	Market
	Cost	Value
Due in one year or less	$3,324	3,298
Due after one year through five years	25,953	25,439
Due after five years through ten years	15,503	15,475
Due after ten years	9,445	9,567

	$54,225	53,779

Maturities for mortgage backed securities are allocated throughout these maturity groupings based on the average life at the projected speed of the respective securities.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(3)	Securities, Continued

Securities totaling $3,206,000 (amortized cost of $3,241,000) as of December 31, 2006 were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

The following table shows the Bank’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006:

	In Thousands, except number of securities
	Less than 12 Months			12 Months or Greater
			Number			Number
			of			of	Total
	Fair	Unrealized	Securities	Fair	Unrealized	Securities	Fair	Unrealized
	Value	Losses	Included	Value	Losses	Included	Value	Losses
Securities of U.S. Treasury and other U.S. government agencies and corporations	$—	—	—	15,855	(420)	12	15,855	(420)
Mortgage-backed securities	9,453	(46)	9	10,015	(294)	13	19,468	(340)

Total temporarily impaired securities	$9,453	(46)	9	25,870	(714)	25	35,323	(760)

The impaired securities are considered high quality investments in line with normal industry investing practices. The unrealized losses are primarily the result of changes in the interest rate and sector environments.
The Bank may sell the above or other securities in the ordinary course of business in response to significant changes in liquidity needs, unexpected and significant increases in interest rates and/or security spreads that significantly extend the period that a security’s holding period, or conducting a small volume of security transactions.
(4)	Restricted Equity Securities

Restricted equity securities consist of stock of the Federal Reserve Bank amounting to $30,000 at December 31, 2006. The stock can be sold back only at par or a value determined by the issuing institution and only to the respective institution or to another member institution.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(5)	Bank Premises and Equipment

The detail of bank premises and equipment at December 31, 2006 is as follows:

In Thousands
Land	$121
Land improvements	54
Buildings	1,114
Furniture and equipment	1,973

3,262
Less accumulated depreciation	(2,401)

$861

Depreciation expense was $152,000 for the year ended December 31, 2006.
(6)	Certificates of Deposit

Principal maturities of certificates of deposit at December 31, 2006 are as follows:

	In Thousands
	Single Deposits	Single Deposits
Maturity	Under $100,000	Over $100,000	Total
3 months or less	$12,157	3,570	15,727
3 to 6 months	11,009	4,361	15,370
6 to 12 months	7,460	835	8,295
1 to 5 years	1,483	104	1,587

	$32,109	8,870	40,979

(7)	Income Taxes

The components of the net deferred taxes at December 31, 2006 are as follows:

In Thousands
Deferred tax asset:
Federal	$325
State	67

392

Deferred tax liability:
Federal	157
State	30

187

Net deferred income tax asset	$205

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(7)	Income Taxes, Continued

The tax effects of each type of significant item that gave rise to deferred taxes are:

In Thousands
Estimated market value under (over) amortized cost related to securities available-for-sale	$171
Excess of depreciation deducted for tax purposes over the amounts deducted in the financial statements	(187)
Financial statement allowance for possible loan losses in excess of the tax allowance	221

Net deferred income tax asset	$205

The components of income tax expense (benefit) for the year ended December 31, 2006 are summarized as follows:

In Thousands
Current:
Federal	$401
State	84

Total current	485

Deferred:
Federal	(1)
State	—

Total deferred	(1)

Total income tax expense	$484

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(7)	Income Taxes, Continued

A reconciliation of actual income tax expense of $484,000 in 2006 to the “expected” tax expense (computed by applying the statutory rate of 34% to earnings before income taxes) is as follows:

In Thousands
Computed “expected” tax expense	$443
Tax exempt interest, net of interest expense exclusion	(15)
State taxes, net of Federal income tax benefit	56

Actual income tax expense	$484

(8)	Commitments and Contingencies

The Bank is party to various other litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position.
(9)	Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

In Thousands
Contract or
Notional
Amount
Financial instruments whose contract amounts represent credit risk:
Unused commitments to extend credit	$2,592
Standby letters of credit	340

Total	$2,932

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(9)	Financial Instruments with Off-Balance-Sheet Risk, Continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Bank evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral normally consists of real property.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend from one to two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The fair value of standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counter parties drawing on such financial instruments and the present creditworthiness of such counter parties. Such commitments have been made on terms which are competitive in the markets in which the Bank operates, thus, the fair value of standby letters of credit equals the carrying value for the purposes of this disclosure. The maximum potential amount of future payments that the Bank could be required to make under the guarantees totaled $340,000 at December 31, 2006.
(10)	Concentration of Credit Risk

Practically all of the Bank’s loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank’s market area. A substantial number of such customers are also depositors of the Bank. Investment in state and municipal securities also include governmental entities within the Bank’s market area. The concentrations of credit by type of loan are set forth in note 2 to the consolidated financial statements.

At December 31, 2006, the Bank’s cash include commercial bank deposit accounts aggregating $1,903,000 in excess of the Federal Deposit Insurance Corporation limit of $100,000 per institution. Federal funds sold totaling $3,835,000 are to two financial institutions and are not insured.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(11)	Employee Benefit Plans

The Bank has in effect a 401(k) plan which covers eligible employees. To be eligible, an employee must have attained the age of 21 and completed one year of service. The provisions of the plan provide for both employee and employer contributions. For the year ended December 31, 2006, the Bank contributed $14,000.

During May, 2005, the Bank established a health reimbursement arrangement which covers eligible employees. To be eligible, an employee must regularly work 30 hours or more per week and be employed for 90 consecutive calendar days. Under this plan, the Bank funds $1,500 per participant each plan year plus the cost of insurance premiums to cover excess claims during the plan year. Each participant is subject to a deductible for $2,000 each plan year. For the year ended December 31, 2006, related costs of the plan totaled $251,000 of which $66,000 relates to accrual for estimated employee reimbursement funding and $185,000 for cost of insurance premiums to cover excess claims.
(12)	Regulatory Matters

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year’s earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of December 31, 2006, that the Bank could declare without the approval of the Comptroller of the Currency, amounted to approximately $902,000.

The Bank is also required to maintain minimum amounts of capital to total “risk weighted” assets, as defined by the banking regulators. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. The Bank is required to have minimum Tier I and total risk-based capital ratios of 4.0% and 8.0%, respectively. The Bank’s actual ratios at December 31, 2006 were 39.1% and 40.4%, respectively. The Bank’s leverage ratios at December 31, 2006 was 14.8%. The minimum required leverage ratio is 4.0%. Management believes, as of December 31, 2006, that the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2006, the most recent notification from the banking regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank’s category.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(13)	Disclosures About Fair Value of Financial Instruments

Fair value estimates, methods, and assumptions are set forth below for the Bank’s financial instruments.

Cash and short-term investments
For those short-term instruments, the carrying amount is a reasonable estimate of fair value.
Securities
The carrying amounts for short-term securities approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term securities and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

Fair values should be calculated based on the value of one unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, or estimated transaction costs. Accordingly, these considerations have not been incorporated into the fair value estimates.
Loans
Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.

The estimated maturity for mortgages is modified from the contractual terms to give consideration to management’s experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in an actual sale.

The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the Bank’s internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), etc.

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(13)	Disclosures About Fair Value of Financial Instruments, Continued

Deposit Liabilities
The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.
Commitments to Extend Credit and Standby Letters of Credit
Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are generally made for a period not to exceed six months with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods up to one year with rates to be determined at the date the letter of credit is funded. Fees are only charged for the construction loans and the standby letters of credit and the amounts unearned at December 31, 2006 are insignificant. Accordingly, these commitments have no carrying value and management estimates the commitments to have no significant fair value.

The carrying value and estimated fair values of the Bank’s financial instruments at December 31, 2006 are as follows:

	In Thousands
	Carrying
	Amount	Fair Value
Financial assets:
Cash and short-term investments	$5,927	5,927
Securities	53,779	53,779
Loans	42,809
Less: allowance for loan losses	(813)

Loans, net of allowance	41,996	42,392

Financial liabilities:
Deposits	88,166	88,149
Unrecognized financial instruments:
Commitments to extend credit	—	—
Standby letters of credit	—	—

THE FIRST NATIONAL BANK OF CENTERVILLE
Notes to Consolidated Financial Statements, Continued
December 31, 2006
(13)	Disclosures About Fair Value of Financial Instruments, Continued

Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.
(14)	Earnings Per Share

SFAS No. 128 “Earnings Per Share” (“SFAS No. 128”) establishes uniform standards for computing and presenting earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. Since the Bank has a simple capital structure, there are no potentially dilutive items.

The following is a summary of the components comprising basic and diluted earnings per share (“EPS”).

Basic EPS Computation:
Numerator — Earnings available to common stockholders	$817

Denominator — Weighted average number of common shares outstanding	50,000

Basic earnings per common share	$16.34